                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports relating to the respective financial statements which appear in such Prospectus.

Financial Statements                              Date
--------------------                              ----
Compass International Services Corporation        January 28, 1008, except as to Note 1, which is as of March 25, 1998
The Mail Box, Inc.                                January 17, 1998
Mid-Continent Agencies, Inc.                      January 23,1998
Impact Telemarketing Group, Inc.                  January 23, 1998

We also consent to the reference to us under the healing "Expert".


/s/Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
April 8, 1998